EXHIBIT 99.1

Contacts	For Media:	For Financials:
	John Oxford	Stuart Johnson
	Vice President	Senior Executive Vice President
	Director of External Affairs	Chief Financial Officer
	(662) 680-1219	(662) 680-1472
	joxford@renasant.com	stuartj@renasant.com

RENASANT CORPORATION ANNOUNCES

2009 FIRST QUARTER EARNINGS

TUPELO, MISSISSIPPI (April 21, 2009) – Renasant Corporation (NASDAQ: RNST) (the “Company”) today announced results for the first quarter of 2009. Net income for the first quarter of 2009 was $6,006,000 compared to $8,277,000 for the first quarter of 2008. Basic earnings per share was $0.29 and diluted earnings per share was $0.28 during the first quarter of 2009 as compared to basic earnings per share of $0.40 and diluted earnings per share of $0.39 for the first quarter of 2008.

“We believe our first quarter earnings results were solid in light of the continuing economic challenges facing our country,” commented Renasant Chairman and Chief Executive Officer, E. Robinson McGraw. “Highlights of the first quarter of 2009 include record gains on mortgage sales and an increase in our non-interest income while holding total first quarter non-interest expenses relatively flat when compared to the first quarter of 2008.”

Total assets as of March 31, 2009 were approximately $3.8 billion, a 2.13% increase since December 31, 2008 and a 2.59% increase from March 31, 2008. Total loans were approximately

$2.51 billion at the end of the first quarter of 2009, a slight decrease from $2.53 billion at December 31, 2008 and $2.58 billion at March 31, 2008. Total deposits were $2.69 billion at March 31, 2009, representing a 14.7% increase from December 31, 2008 and a 2.39% increase since March 31, 2008.

“As interest rates in our markets returned to what we deem to be a more rational interest rate environment during the first quarter of 2009, we replaced the alternative funding sources we utilized in 2008 with deposits. As a result, we experienced a double digit increase in deposits,” stated McGraw.

As of March 31, 2009, the Company’s Tier 1 leverage capital ratio was 8.28%, its Tier 1 risk-based capital ratio was 10.99%, and its total risk-based capital ratio was 12.24%, in each case in excess of regulatory well capitalized thresholds.

“As previously announced, our board declined to accept TARP funding in November 2008. We continue to believe that this was the correct decision as our capital ratios have remained in excess of regulatory well capitalized thresholds,” said McGraw. “We will continue to be conservative in our management decisions, and we are committed to growing shareholders’ equity to support current and future dividend payments.”

Net interest income was $25,313,000 for the first quarter of 2009 compared to $27,157,000 for the same period in 2008. Net interest income for the first quarter of 2008 included approximately $531,000 in interest income from loans accounted for in accordance with AICPA SOP 03-3. Net interest margin was 3.19% for the first quarter of 2009 compared to 3.36% for the fourth quarter of 2008 and 3.52% for the first quarter of 2008. The linked quarter decrease in net interest margin was, in large part, due to the impact of the rate decreases by the Federal

Reserve during the fourth quarter of 2008 on our interest-earning assets, which were not completely offset by reductions in our cost of funds. Accelerated prepayments on mortgage-backed securities and calls of government agency securities also contributed to the linked-quarter decline in net interest margin.

“The current low interest rates present a challenging environment to maintain or expand net interest margin. In response to these conditions, we are taking steps to mitigate short-term margin compression and improve net interest margin in the long-term,” commented McGraw. “We are implementing interest rate floors on all variable rate loans, and we are continuing our efforts to diversify our funding mix by garnering stable core deposits and reducing our volatile external borrowings.”

Non-interest income increased 6.5% to $14,762,000 for the first quarter of 2009 from $13,857,000 for the first quarter of 2008. Growth in non-interest income occurred primarily in the Company’s mortgage lending division. The Company’s mortgage division achieved record income on mortgage production of approximately $262 million for the first quarter of 2009 as compared to approximately $191 million for the first quarter of 2008. In addition, the Company continued to have strong fee income from multiple sources. Included in other non-interest income for the first quarter of 2009 was a gain of $427,000 within the Company’s securities portfolio. During the first quarter of 2008, non-interest income included a $409,000 gain related to the redemption of shares as a result of the Visa initial public offering.

“Mortgage loan refinancing, driven by near record lows in mortgage rates, and increases in volume from our Tennessee markets helped to fuel a record quarter from our mortgage division,” stated McGraw.

Non-interest expense was $26,920,000 for the first quarter of 2009 as compared to $26,798,000 for the first quarter of 2008. The increase in noninterest expense is primarily attributable to a $400,000 increase in expenses associated with deposit insurance assessments as a result of the Company’s utilization of the assessment credit during 2008.

“During the first quarter of 2009, we had a 4% reduction in our workforce as employee service capacity was greater than projected growth in certain areas. In addition, we renegotiated various contracts with suppliers and vendors while at the same time reducing our non-essential expenses,” said McGraw. “These management actions allowed us to offset increases in expenses related to the current economic conditions, namely increases in expenses associated with FDIC assessments and related to other real estate owned.”

Annualized net charge-offs as a percentage of average loans were 0.75% for the first quarter of 2009, down from 1.26% for the fourth quarter of 2008 and up from 0.26% for the first quarter of 2008. Non-performing loans as a percentage of total loans were 2.69% at March 31, 2009, as compared to 1.58 % at December 31, 2008 and 0.85% at March 31, 2008. The allowance for loan losses as a percentage of loans was 1.40% at March 31, 2009, as compared to 1.38% at December 31, 2008 and 1.06% at March 31, 2008. The Company recorded a provision for loan losses of $5,040,000 for the first quarter of 2009 as compared to $14,979,000 for the fourth quarter of 2008 and $2,625,000 for the first quarter of 2008.

“We have concluded that we are adequately reserved for potential loan losses, absent any unforeseen or extraordinary events,” stated McGraw. “As we continue to adjust our loan portfolio concentrations in response to the current economic environment, increase non-interest income, keep non-interest expense growth to a minimum and maintain capital ratios in excess of regulatory well capitalized thresholds; we believe that with these efforts Renasant Corporation will be well positioned for long-term growth and viability.”

CONFERENCE CALL INFORMATION:

A live audio webcast of a conference call with analysts will be available beginning at 10:00 a.m. Eastern time on Wednesday, April 22, 2009, through the Company’s website: www.renasant.com, and through Thompson/CCBN’s individual investor center at www.fulldisclosure.com, or any of Thompson/CCBN’s Investor Distribution Network websites. The event will be archived on the Company’s website for 90 days. If Internet access is unavailable, the conference may also be heard live (listen-only) via telephone by dialing 800-599-9816 in the United States and entering the participant passcode 83146297. International participants should dial 617-847-8705 and enter the participant passcode 83146297.

ABOUT RENASANT CORPORATION:

Renasant Corporation is the parent of Renasant Bank and Renasant Insurance. Renasant has assets of approximately $3.8 billion and operates 66 banking, mortgage and insurance offices in Mississippi, Tennessee and Alabama.

NOTE TO INVESTORS:

This news release may contain, or incorporate by reference, statements which may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements usually include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.

Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, significant underperformance in our portfolio of outstanding loans, and competition in our markets. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

###

RENASANT CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

	2009	2008				Q1 2009 - Q1 2008 Percent	For the Three Months Ended March 31,
	First	Fourth	Third	Second	First				Percent
Statement of earnings	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2009	2008	Variance
Interest income—taxable equivalent basis	$44,988	$47,989	$50,904	$51,386	$54,324	(17.19)	$44,988	$54,324	(17.19)

Interest income	$43,910	$47,110	$50,004	$50,465	$53,383	(17.75)	$43,910	$53,383	(17.75)
Interest expense	18,597	20,268	22,063	22,963	26,226	(29.09)	18,597	26,226	(29.09)

Net interest income	25,313	26,842	27,941	27,502	27,157	(6.79)	25,313	27,157	(6.79)

Provision for loan losses	5,040	14,979	3,000	2,200	2,625	92.00	5,040	2,625	92.00

Net interest income after provision	20,273	11,863	24,941	25,302	24,532	(17.36)	20,273	24,532	(17.36)

Service charges on deposit accounts	5,425	5,601	5,861	5,750	5,433	(0.15)	5,425	5,433	(0.15)
Fees and commissions on loans and deposits	4,682	3,674	4,198	4,481	3,765	24.36	4,682	3,765	24.36
Insurance commissions and fees	828	868	920	838	857	(3.38)	828	857	(3.38)
Trust revenue	491	551	597	670	626	(21.57)	491	626	(21.57)
Gain (loss) on sale of securities	427	—	—	—	—	100.00	427	—	100.00
Gain on sale of mortgage loans	1,776	1,263	1,352	1,311	1,521	16.77	1,776	1,521	16.77
Other	1,133	794	716	740	1,655	(31.54)	1,133	1,655	(31.54)

Total non-interest income	14,762	12,751	13,644	13,790	13,857	6.53	14,762	13,857	6.53

Salaries and employee benefits	14,744	12,583	15,250	14,849	14,718	0.18	14,744	14,718	0.18
Occupancy and equipment	3,249	3,208	3,399	3,413	3,373	(3.68)	3,249	3,373	(3.68)
Data processing	1,329	1,310	1,289	1,303	1,307	1.68	1,329	1,307	1.68
Amortization of intangibles	501	683	610	578	584	(14.21)	501	584	(14.21)
Other	7,097	7,904	7,236	7,555	6,816	4.12	7,097	6,816	4.12

Total non-interest expense	26,920	25,688	27,784	27,698	26,798	0.46	26,920	26,798	0.46

Income before income taxes	8,115	(1,074)	10,801	11,394	11,591	(29.99)	8,115	11,591	(29.99)
Income taxes	2,109	(1,306)	3,243	3,409	3,314	(36.36)	2,109	3,314	(36.36)

Net income	$6,006	$232	$7,558	$7,985	$8,277	(27.44)	$6,006	$8,277	(27.44)

Basic earnings per share	$0.29	$0.01	$0.36	$0.38	$0.40	(27.50)	$0.29	$0.40	(27.50)
Diluted earnings per share	0.28	0.01	0.36	0.38	0.39	(28.21)	0.28	0.39	(28.21)

Average basic shares outstanding	21,067,539	21,039,068	20,980,557	20,946,287	20,878,478	0.91	21,067,539	20,878,478	0.91
Average diluted shares outstanding	21,188,397	21,178,966	21,175,465	21,205,208	21,133,235	0.26	21,188,397	21,133,235	0.26

Common shares outstanding	21,067,539	21,067,539	21,013,427	20,954,627	20,930,871	0.65	21,067,539	20,930,871	0.65
Cash dividend per common share	$0.17	$0.17	$0.17	$0.17	$0.17	—	$0.17	$0.17	—

Performance ratios
Return on average shareholders’ equity	6.04%	0.23%	7.40%	7.82%	8.21%		6.04%	8.21%
Return on average shareholders’ equity, excluding amortization expense	6.35%	0.64%	7.76%	8.17%	8.57%		6.35%	8.57%
Return on average assets	0.65%	0.02%	0.80%	0.86%	0.92%		0.65%	0.92%
Return on average assets, excluding amortization expense	0.68%	0.07%	0.84%	0.89%	0.96%		0.68%	0.96%

Net interest margin (FTE)	3.19%	3.36%	3.45%	3.43%	3.52%		3.19%	3.52%
Yield on earning assets (FTE)	5.46%	5.81%	6.08%	6.20%	6.81%		5.46%	6.81%
Average earning assets to average assets	88.85%	88.82%	88.93%	88.83%	88.44%		88.85%	88.44%
Average loans to average deposits	99.13%	105.30%	104.03%	101.20%	99.90%		99.13%	99.90%

Noninterest income (less securities gains/ losses) to average assets	1.54%	1.37%	1.45%	1.48%	1.54%		1.54%	1.54%
Noninterest expense to average assets	2.90%	2.76%	2.95%	2.97%	2.97%		2.90%	2.97%
Net overhead ratio	1.36%	1.39%	1.50%	1.49%	1.43%		1.36%	1.43%
Efficiency ratio (FTE)	65.41%	63.47%	65.40%	65.61%	63.87%		65.41%	63.87%

*	Percent variance not meaningful

RENASANT CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

	2009	2008				Q1 2009 - Q1 2008 Percent Variance	For the Three Months Ended March 31,
Average balances	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter		2009	2008	Percent Variance
Total assets	$3,763,245	$3,697,726	$3,744,069	$3,752,401	$3,629,623	3.68	$3,763,245	$3,629,623	3.68
Earning assets	3,343,699	3,284,282	3,329,651	3,333,176	3,210,112	4.16	3,343,699	3,210,112	4.16
Securities	696,068	713,108	735,977	704,694	555,174	25.38	696,068	555,174	25.38
Loans, net of unearned	2,587,436	2,551,660	2,571,069	2,611,843	2,631,101	(1.66)	2,587,436	2,631,101	(1.66)
Intangibles	193,067	193,671	194,382	195,949	197,036	(2.01)	193,067	197,036	(2.01)

Non-interest bearing deposits	$299,265	$289,079	$287,197	$298,692	$293,528	1.95	$299,265	$293,528	1.95
Interest bearing deposits	2,250,324	2,106,341	2,143,680	2,233,380	2,301,291	(2.21)	2,250,324	2,301,291	(2.21)
Total deposits	2,549,589	2,395,420	2,430,877	2,532,072	2,594,819	(1.74)	2,549,589	2,594,819	(1.74)
Other borrowings	815,548	856,057	871,744	774,052	587,957	38.71	815,548	587,957	38.71
Shareholders’ equity	403,229	407,286	406,571	410,780	405,355	(0.52)	403,229	405,355	(0.52)

Asset quality data
Nonaccrual loans	$47,591	$35,661	$20,578	$17,659	$16,090	195.78	$47,591	$16,090	195.78
Loans 90 past due or more	19,789	4,252	9,077	8,962	5,888	236.09	19,789	5,888	236.09

Non-performing loans	67,380	39,913	29,655	26,621	21,978	206.58	67,380	21,978	206.58
Other real estate owned and repossessions	25,318	25,111	21,901	13,111	12,802	97.77	25,318	12,802	97.77

Non-performing assets	$92,698	$65,024	$51,556	$39,732	$34,780	166.53	$92,698	$34,780	166.53

Net loan charge-offs (recoveries)	$4,764	$8,098	$1,624	$2,823	$1,726	176.01	$4,764	$1,726	176.01
Allowance for loan losses	35,181	34,905	28,024	26,647	27,271	29.01	35,181	27,271	29.01

Non-performing loans / total loans	2.69%	1.58%	1.17%	1.05%	0.85%		2.69%	0.85%
Non-performing assets / total assets	2.44%	1.75%	1.38%	1.05%	0.94%		2.44%	0.94%
Allowance for loan losses / total loans	1.40%	1.38%	1.11%	1.05%	1.06%		1.40%	1.06%
Allowance for loan losses / non-performing loans	52.21%	87.45%	94.50%	100.10%	124.08%		52.21%	124.08%
Annualized net loan charge-offs / average loans	0.75%	1.26%	0.25%	0.43%	0.26%		0.75%	0.26%

Balances at period end
Total assets	$3,795,217	$3,715,980	$3,725,209	$3,782,196	$3,699,276		$3,795,217	$3,699,276	2.59
Earning assets	3,368,962	3,286,764	3,284,813	3,339,511	3,267,329		3,368,962	3,267,329	3.11
Securities	709,950	695,106	708,406	741,154	636,338		709,950	636,338	11.57
Mortgage loans held for sale	55,194	41,805	35,976	43,487	33,062		55,194	33,062	66.94
Loans, net of unearned	2,506,780	2,530,886	2,525,424	2,541,012	2,580,911		2,506,780	2,580,911	(2.87)
Intangibles	192,822	193,323	194,022	194,688	196,264		192,822	196,264	(1.75)

Non-interest bearing deposits	$303,536	$284,227	$287,850	$305,877	$304,171		$303,536	$304,171	(0.21)
Interest bearing deposits	2,385,769	2,060,104	2,124,318	2,161,301	2,322,471		2,385,769	2,322,471	2.73
Total deposits	2,689,305	2,344,331	2,412,168	2,467,178	2,626,642		2,689,305	2,626,642	2.39
Other borrowings	672,130	933,976	870,326	878,813	623,906		672,130	623,906	7.73
Shareholders’ equity	400,095	400,371	406,267	403,795	409,827		400,095	409,827	(2.37)

Market value per common share	$12.56	$17.03	$21.71	$14.73	$22.50		$12.56	$22.50	(44.18)
Book value per common share	18.99	19.00	19.33	19.27	19.58		18.99	19.58	(3.01)
Tangible book value per common share	9.84	9.83	10.10	9.98	10.20		9.84	10.20	(3.57)
Shareholders’ equity to assets (actual)	10.54%	10.77%	10.91%	10.68%	11.08%		10.54%	11.08%
Tangible capital ratio	5.75%	5.88%	6.01%	5.83%	6.10%		5.75%	6.10%

Leverage ratio	8.28%	8.34%	8.30%	8.12%	8.23%		8.28%	8.23%
Tier 1 risk-based capital ratio	10.99%	10.85%	10.81%	10.49%	10.03%		10.99%	10.03%
Total risk-based capital ratio	12.24%	12.10%	11.84%	11.45%	11.00%		12.24%	11.00%

Detail of Loans by Category
Commercial, financial, agricultural	$301,899	$312,648	$299,233	$303,385	$310,497		$301,899	$310,497	(2.77)
Lease financing	1,434	1,746	1,943	2,130	2,304		1,434	2,304	(37.76)
Real estate - construction	210,747	241,818	241,661	335,430	385,957		210,747	385,957	(45.40)
Real estate - 1-4 family mortgages	872,796	886,380	877,045	857,165	846,626		872,796	846,626	3.09
Real estate - commercial mortgages	1,055,537	1,015,894	1,032,797	972,111	954,131		1,055,537	954,131	10.63
Installment loans to individuals	64,367	72,400	72,745	70,791	81,396		64,367	81,396	(20.92)

Loans, net of unearned	$2,506,780	$2,530,886	$2,525,424	$2,541,012	$2,580,911		$2,506,780	$2,580,911	(2.87)

*	Percent variance not meaningful